Exhibit 99.1

PRESS RELEASE

Beverly Hills Bancorp Inc.

23901 Calabasas Rd., Ste. 1050

Calabasas, CA 91302

Contact Information:	Larry Faigin
Chairman of the Board
323.939.6184
larry.faigin@bhbc.com

Joseph W. Kiley III
Chief Executive Officer
800.515.1616
818.223.5418
joe.kiley@fbbh.com

BEVERLY HILLS BANCORP INC. SCHEDULES ANNUAL MEETING

CALABASAS, CA – (BUSINESS WIRE) – June 30, 2005 – Beverly Hills Bancorp Inc. (NASDAQ-NNM: BHBC) announced today that it has scheduled its annual meeting for Thursday, August 25, 2005. The meeting is to be held at the law offices of Irell & Manella, 1800 Avenue of the Stars, Los Angeles, CA, Conference Room 6C, at 10:00 a.m. All shareholders of record as of the July 22, 2005 record date will be eligible to vote.

The Company will put before the shareholders a proposal to reduce the number of authorized shares from 100 million shares (90 million Common and 10 million Preferred), to 30 million Common shares, as a cost saving measure. This will not affect the number of outstanding shares or the number of shares held by any shareholder.

Beverly Hills Bancorp Inc. is a financial holding company that conducts banking operations through its wholly-owned subsidiary, First Bank of Beverly Hills, F.S.B. The Bank is a federally chartered savings bank and is regulated by the Office of Thrift Supervision.

For further information, please see our website (www.bhbc.com) for our 10-Q Report and related communications.

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